Exhibit 21.1

Upon completion of the Proposed Transaction, the subsidiaries of JBS N.V. are expected to be:

(1)	JBS Participações Societárias S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil;

(2)	JBS S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil, which is expected to be a direct, wholly-owned subsidiary of JBS Participações Societárias S.A.; and

(3)	the subsidiaries of JBS S.A., which are set forth in the table below.

JBS S.A. - Subsidiaries
	Company	Jurisdiction of Incorporation or Organization
1.	Adams Pork Products Limited	United Kingdom

2.	Agro Alfa Indústria e Comércio Ltda.	Brazil

3.	Albert Van Zoonen B.V.	The Netherlands

4.	Andrews Meat Industries Pty. Ltd.	Australia

5.	Arkose Investments ULC	Ireland

6.	Attleborough Foods Ltd.	United Kingdom

7.	Australian Consolidated Food Holdings Pty. Ltd.	Australia

8.	Australian Consolidated Food Investments Pty. Ltd.	Australia

9.	Avetec Indústria e Comércio de Alimentos Ltda.	Brazil

10.	Avicola Pilgrim’s Pride de Mexico S.A de C.V	Mexico

11.	Bakewell Foods Ltd	United Kingdom

12.	Baumhardt Com. e Part. Ltda.	Brazil

13.	Baybrick LandCo Pty. Ltd.	Australia

14.	Baybrick Pty. Ltd.	Australia

15.	Belvoir Foods Limited	United Kingdom

16.	Biotech Foods, S.L.	Spain

17.	Birla Società Agricola Srl	Italy

18.	Cattle Production Systems, Inc.	Delaware, United States

19.	Climert Investments S.A	Uruguay

20.	Combo México Holdings, S. de R.L de C.V.	Mexico

21.	Combo Productora, S. de R.L de C.V	Mexico

22.	Combo Servicios Especializados de Personal, S. de R.L de C.V	Mexico

23.	Conceria Priante S.p.A	Italy

24.	Condesa Norte Indústria e Comércio Ltda.	Brazil

25.	Consumer Foods Van Sales (Ireland) Ltd.	Ireland

26.	Consumer Foods Van Sales Ltd.	Ireland

27.	Cordine Pty. Ltd.	Australia

28.	D Blowers Limited	United Kingdom

29.	Dalehead Foods Limited	United Kingdom

30.	Denver Processing, LLC	Tennessee, United States

31.	Diamond Valley Pork Pty Ltd	Australia

32.	Dungannon Proteins Limited	United Kingdom

33.	Easey Herds Limited	United Kingdom

34.	Easey Holdings Limited	United Kingdom

35.	Easey Pigs Limited	United Kingdom

36.	Easey Veterinary Services Limited	United Kingdom

37.	Empire Management Company, LLC	Tennessee, United States

38.	Empire Packing Company, LLC	Tennessee, United States

39.	Excelsior Alimentos S.A.	Brazil

40.	Fampat S.A. de C.V.	Mexico

41.	Flora Green Pty. Ltd.	Australia

42.	FLS Systems NV	Belgium

43.	Food Processors Water Cooperative, Inc.	Virginia, United States

44.	Food Ventures North America Canada, Inc.	Canada

45.	Food Ventures North America, Inc	Delaware, United States

46.	Galina Pesada S.A.P.I. de C.V	Mexico

47.	Geo Adams & Sons (Farms) Limited	United Kingdom

48.	Geo Adams & Sons Limited	United Kingdom

49.	Gideny S.A.	Uruguay

50.	Good Country Investments Pty. Ltd.	Australia

51.	Good Country Pty. Ltd.	Australia

52.	Hadgraft Industrial Properties, LLC	Georgia, United States

53.	Hamer International Limited	United Kingdom

54.	Hans Continental Smallgoods Pty. Ltd.	Australia

55.	Harris Mason Processing, LLC	Tennessee, United States

56.	Henco Hogs, LLC	Iowa, United States

57.	High Plains Pork, LLC	Iowa, United States

58.	Hunter Valley Quality Meats Pty. Ltd.	Australia

59.	Huon Aquaculture Company Pty Ltd	Australia

60.	Huon Aquaculture Group Pty Ltd	Australia

61.	Huon Ocean Trout Pty Ltd	Australia

62.	Huon Salmon Pty Ltd	Australia

63.	Huon Seafoods Pty Ltd	Australia

64.	Huon Shellfish Co. Pty Ltd	Australia

65.	Huon Smoked Salmon Pty Ltd	Australia

66.	Huon Smoked Seafoods Pty Ltd	Australia

67.	Huon Tasmanian Salmon Pty Ltd	Australia

68.	Imposete Pty. Ltd.	Australia

69.	Industry Park Pty. Ltd.	Australia

70.	Inmobiliaria Andradina, S. de R.L de C.V.	Mexico

71.	Inmobiliaria Avicola Pilgrim’s Pride S. de R.L de C.V.	Mexico

72.	International Food Company Seara LLC - Dubai Branch	United Arab Emirates

73.	International Food Company Seara OPC LLC	United Arab Emirates

74.	International Food Packers, LLC	Florida, United States

75.	Ivory Investments Luxembourg Holding S.C.S.	Luxembourg

76.	JBS Aquaculture Pty Ltd	Australia

77.	JBS Asia Co. Ltd.	Hong Kong

78.	JBS Aspelt S.à r.l.	Luxembourg

79.	JBS Asset Management Corp.	Delaware, United States

80.	JBS Australia Air Pty Limited Liability	Australia

81.	JBS Australia Finance 1 Pty. Ltd.	Australia

82.	JBS Australia Finance Pty. Ltd.	Australia

83.	JBS Australia Pty. Ltd.	Australia

84.	JBS Aves Ltda.	Brazil

85.	JBS B.V.	The Netherlands

86.	JBS Berg S.à r.l.	Luxembourg

87.	JBS Captive Insurance Company	Colorado, United States

88.	JBS Carriers, Inc.	Delaware, United States

89.	JBS Chile Limitada	Chile

90.	JBS Clervaux Finance S.à r.l.	Luxembourg

91.	JBS Confinamento Ltda.	Brazil

92.	JBS Durham UK Ltd	United Kingdom

93.	JBS Embalagens Metálicas Ltda.	Brazil

94.	JBS Empire, Inc.	Tennessee, United States

95.	JBS Finance Luxembourg S.à r.l.	Luxembourg

96.	JBS Finco, Inc.	Delaware, United States

97.	JBS Food Canada ULC	Canada

98.	JBS Food Colombia S.A.S	Colombia

99.	JBS Food Trading (Shanghai) Ltd	Chilena

100.	JBS Foods Ontario Inc.	Canada

101.	JBS Global Luxembourg S.à r.l.	Luxembourg

102.	JBS Global Meat Holdings Pty Ltd	Australia/The Netherlands

103.	JBS Global UK Ltd	United Kingdom

104.	JBS Greenbay, Inc.	Delaware, United States

105.	JBS Holdco Australia Pty. Ltd.	Australia

106.	JBS Holding Brasil S.A.	Brazil

107.	JBS Investments Cork Ltd	Ireland

108.	JBS Investments Dublin Ltd	Ireland

109.	JBS Investments Luxembourg S.à r.l.	Luxembourg

110.	JBS Japan	Japan

111.	JBS La Rochette Finance S.à r.l.	Luxembourg

112.	JBS Leather Argentina S.A.U.	Argentina

113.	JBS Leather Asia Limited Liability	Hong Kong

114.	JBS Leather International B.V	The Netherlands

115.	JBS Leather Paraguay Srl	Paraguay

116.	JBS Leather Uruguay S.A.	Uruguay

117.	JBS Live Pork, LLC	Delaware, United States

118.	JBS Luxembourg Company S.à r.l.	Luxembourg

119.	JBS Malta Finance Limited Liability	Malta

120.	JBS Meat Investments Pty. Ltd.	Australia

121.	JBS Meat UK Limited Liability, Luxembourg Branch	Luxembourg

122.	JBS Meat UK Ltd	United Kingdom

123.	JBS Melwood UK Limited Liability	United Kingdom

124.	JBS Mersch S.à r.l.	Luxembourg

125.	JBS Packerland, Inc.	Delaware, United States

126.	JBS Plainwell, Inc.	Delaware, United States

127.	JBS S.A.	Brazil

128.	JBS Sanitation Canada Ltd	Canada

129.	JBS Smallgoods Holdco Australia, Pty Ltd	Australia

130.	JBS Smallgoods Holdco Pty. Ltd.	Australia

131.	JBS Smallgoods Investments Pty. Ltd.	Australia

132.	JBS Souderton, Inc.	Pennsylvania, United States

133.	JBS Southern Australia Pty. Ltd.	Australia

134.	JBS Southern Holdco AU Pty. Ltd.	Australia

135.	JBS Southern Investments 1 Pty. Ltd.	Australia

136.	JBS Southern Investments 2 Pty. Ltd.	Australia

137.	JBS Toledo N.V	Belgium

138.	JBS Tolleson, Inc.	Arizona, United States

139.	JBS Trading Agent (Dongguan)	Chilena

140.	JBS Trading USA, Inc.	Delaware, United States

141.	JBS USA Food Company	Delaware, United States

142.	JBS USA Food Company Holdings	Delaware, United States

143.	JBS USA Holding Lux S.à r.l.	Luxembourg

144.	JBS USA Leather, Inc.	Delaware, United States

145.	JBS USA Promontory Holdings I, LLC	Colorado, United States

146.	JBS USA Promontory Holdings II, LLC	Colorado, United States

147.	JBS USA Promontory I, LLC	Colorado, United States

148.	JBS USA Promontory II, LLC	Colorado, United States

149.	JBS USA Sanitation Corporation	Delaware, United States

150.	JBS Wisconsin Properties, LLC	Wisconsin, United States

151.	Kahula Pty. Ltd.	Australia

152.	King’s S.p.A.	Italy

153.	Kitchen Range Foods Ltd	United Kingdom

154.	Lap Foods Pty. Ltd.	Australia

155.	Mafrip - Matadouro Frigorífico S.A.	Brazil

156.	Marzolara Food Processing Srl	Italy

157.	Meadow Bank Hatchery Pty Ltd	Australia

158.	Meat Me México, Mercado de Carnes, S. de R.L. de C.V.	Mexico

159.	Meat Snack Partners Distribuidora do Brasil Ltda.	Brazil

160.	Meat Snack Partners do Brasil Ltda.	Brazil

161.	Meat Snacks Partner LLC	Wisconsin, United States

162.	Merit Provisions, LLC	Texas, United States

163.	Miller Brothers Co. Inc.	Utah, United States

164.	Mopac of Virginia, Inc.	Virginia, United States

165.	Morrison’s Seafood Pty Ltd	Australia

166.	Moy Park Beef Orleans S.à.r.l	France

167.	Moy Park Bondco PLC Ltd	United Kingdom

168.	Moy Park France Holdings SAS	France

169.	Moy Park France SAS	France

170.	Moy Park Holdings Europe Ltd	United Kingdom

171.	Moy Park Ltd	United Kingdom

172.	Moy Park New Co Ltd	United Kingdom

173.	Moyer Distribution, LLC	Delaware, United States

174.	Nacrail, LLC	Delaware, United States

175.	Noon Products Ltd.	United Kingdom

176.	Normaclass S.A.	France

177.	Oak Grove, LLC	Iowa , United States

178.	Oakhouse Foods Ltd.	United Kingdom

179.	O’Kane Blue Rose NewCo 1 Ltd	United Kingdom

180.	O’Kane Poultry Ltd	United Kingdom

181.	Olympia Processing, LLC	Tennessee, United States

182.	Onix Investments UK Ltd	United Kingdom

183.	Oxdale Dairy Enterprise Pty Ltd	Australia

184.	P&H Investments 1 Pty. Ltd.	Australia

185.	P&H Investments 2 Pty. Ltd	Australia

186.	Pilgrim’s Food Masters Holdings Ltd	United Kingdom

187.	Pilgrim’s Food Masters Ireland Ltd.	Ireland

188.	Pilgrim’s Pride Malta Finance Limited Liability	Malta

189.	Pilgrim’s Europe Limited	United Kingdom

190.	Pilgrim’s Food Masters UK Limited	Ireland

191.	Pilgrim’s Pride Affordable Housing Corp.	Nevada, United States

192.	Pilgrim’s Pride Corporation	Delaware, United States

193.	Pilgrim’s Pride Corporation of West Virginia, Inc.	West Virginia, United States

194.	Pilgrim’s Pride Europe Limited	United Kingdom

195.	Pilgrim’s Pride Finance, LLC	Delaware, United States

196.	Pilgrim’s Pride Ltd	United Kingdom

197.	Pilgrim’s Pride S. de R.L de C.V	Mexico

198.	Pilgrim’s Shared Services Ltd.	United Kingdom

199.	Pilgrim’s UK Lamb Ltd	United Kingdom

200.	Plan Pro Restaurantes S.A. de C.V.	Mexico

201.	Planterra Holdings B.V.	The Netherlands

202.	Plumrose Holdings, Inc.	Colorado, United States

203.	Plumrose Limited	United Kingdom

204.	Plumrose USA, Inc	Colorado, United States

205.	Poppsa 3, LLC	Delaware, United States

206.	Poppsa 4, LLC	Delaware, United States

207.	PP Agnus Limited	United Kingdom

208.	PPC of Alabama, Inc.	Colorado, United States

209.	PPC Transportation Company	Delaware, United States

210.	PQP Holdings Limited	United Kingdom

211.	Premier Beehive Holdco Pty. Ltd.	Australia

212.	Premier Beehive NZ	New Zealand

213.	Primo Foods Pty Ltd.	Australia

214.	Primo Group Holdings Pty. Ltd.	Australia

215.	Primo Meats Admin Pty Ltd	Australia

216.	Primo Meats Pty. Ltd.	Australia

217.	Primo Retail Pty. Ltd.	Australia

218.	Principe America, LLC	Delaware, United States

219.	Principe di San Daniele S.p.A.	Italy

220.	Principe Foods, LLC	California, United States

221.	QMT General Partner Limited Liability	New Zealand

222.	QMT New Zealand Limited Liability Partnership	New Zealand

223.	Ready Mile Trucking Ltd	Canada

224.	Rigamonti Salumificio S.p.A	Italy

225.	Rivalea (Australia) Pty Ltd	Australia

226.	Rivalea Holdings Pty Limited Liability	Australia

227.	Rivercan	Uruguay

228.	Robotic Technologies Limited Liability	New Zealand

229.	Rocklabs Limited Liability	New Zealand

230.	ROI Aviation, LLC	North Carolina, United States

231.	Rollover Ltd.	United Kingdom

232.	Rye Valley Foods Ltd.	Ireland

233.	S&C Australia Holdco Pty. Ltd.	Australia

234.	S&C Australia Investments, Pty Ltd.	Australia

235.	S&C Resale Company	Delaware, United States

236.	Sampco Holdings, LLC	Georgia, United States

237.	Sampco LLC	Georgia, United States

238.	Sandstone Holdings S.à r.l.	Luxembourg

239.	Scott Automation a.s.	Czech Republic

240.	Scott Automation and Robotics Pty Ltd	Australia

241.	Scott Automation GmbH	Germany

242.	Scott Automation Limited Liability.	United Kingdom

243.	Scott Automation Ltd	New Zealand

244.	Scott Automation N.V.	Belgium

245.	Scott Automation SAS	France

246.	Scott LED Limited Liability	New Zealand

247.	Scott Systems (Qingdao) Co., Ltd	Chilena

248.	Scott Systems International Inc.	Ohio, United States

249.	Scott Technology Americas Limited Liability	New Zealand

250.	Scott Technology Australia Pty Ltd	Australia

251.	Scott Technology Belgium bvba	Belgium

252.	Scott Technology Europe Limited Liability	New Zealand

253.	Scott Technology Limited Liability	New Zealand

254.	Scott Technology NZ Limited Liability	New Zealand

255.	Scott Technology USA Limited Liability	New Zealand

256.	Seara África Pty. Ltd.	South Africa

257.	Seara Alimentos Ltda.	Brazil

258.	Seara Arabia Food Industrial Company	Saudi Arabia

259.	Seara Comércio de Alimentos Ltda.	Brazil

260.	Seara Food Europe Holding B.V.	The Netherlands

261.	Seara Food Europe Holding B.V. (DMCC BRANCH)	United Arab Emirates

262.	Seara Holding Ltda.	Brazil

263.	Seara Holdings (Europe) B.V.	The Netherlands

264.	Seara Japan Ltd	Japan

265.	Seara Meats B.V.	The Netherlands

266.	Seara Meats UK Ltd.	United Kingdom

267.	Seara Middle East Foods Trading Company	Saudi Arabia

268.	Seara Middle East Wholesale and Retail Co. SPC	Kuwait

269.	Seara Operações Portuárias LTDA.	Brazil

270.	Seara Saudi Food for Consultancy and Research LLC	Saudi Arabia

271.	Seara Singapore Pte. Ltd	Singapore

272.	Servicios Administrativos Pilgrim’s Pride S. de R.L de C.V	Mexico

273.	Seven Point Pork Pty Ltd	Australia

274.	Sharonville Processing, LLC	Tennessee, United States

275.	SIA.MO.CI. Srl	Italy

276.	Skippack Creek Corp.	Delaware, United States

277.	Southern Hens, Inc.	Mississippi, United States

278.	Southern Ocean Trout Pty Ltd	Australia

279.	Springfield Hatcheries Pty Ltd	Australia

280.	Springs Smoked Salmon Pty Ltd	Australia

281.	Springs Smoked Seafoods Pty Ltd	Australia

282.	Spurway Foods Ltd.	United Kingdom

283.	Sunnyvalley Smoked Meats, Inc.	California, United States

284.	Surveyors Investments Pty Ltd	Australia

285.	Swift & Company International Sales Corp.	Colorado, United States

286.	Swift & Company International Sales Corp. (Hong Kong Branch)	Hong Kong

287.	Swift & Company International Sales Corp. (Korea Branch)	Korea

288.	Swift & Company International Sales Corp. (Shangai Branch)	Chilena

289.	Swift Australia (Southern) Pty. Ltd.	Australia

290.	Swift Beef Company	Colorado, United States

291.	Swift Brands Company	Colorado, United States

292.	Swift Pork Company	Colorado, United States

293.	Swift Refrigerated Foods S.A de C.V	Mexico

294.	Swift Southern Investments Pty. Ltd.	Australia

295.	Swift Trading Shanghai Ltd.	Chilena

296.	Tatiara Meat Company, Pty Ltd.	Australia

297.	Tatiara Meat Investments Pty. Ltd.	Australia

298.	To-Rico Distribution Ltd	Porto Rico, United States

299.	To-Rico Ltd	Porto Rico, United States

300.	TriOak Foods, LLC	Iowa, United States

301.	TriOak Grain, LLC	Iowa, United States

302.	Via Rovigo Indústria e Comércio de Produtos Alimentícios S.A.	Brazil

303.	Vivera B.V.	The Netherlands

304.	Vivera Topholding B.V.	The Netherlands

305.	Vivera UK Ltd	United Kingdom

306.	Vivera Vastgoed B.V.	The Netherlands

307.	Weddel Ltd	Canada

308.	White Stripe Foods Investment Holdings Pty Ltd	Australia

309.	White Stripe Foods Pty Ltd.	Australia

310.	White Stripe Safco Foods	United Arab Emirates

311.	Wild Fork Holdings B.V.	The Netherlands

312.	Wonder Best Holding Co Ltd.	Hong Kong

313.	Zendaleather Co.	North Carolina, United States

314.	Zendaleather GmbH	Germany

315.	Zendaleather S.A de C.V	Mexico

316.	Zero Lines Corporation	Delaware, United States

317.	ZM Australia Pty. Ltd.	Australia